UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
BORLAND SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
8303 N. Mo-Pac Expressway, Suite A-300
Austin, Texas 78759
(Address of principal executive offices, including zip code)
(512) 340-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On June 30, 2008, Borland Software Corporation (“Borland”) completed the sale of all of the assets (excluding accounts receivable), operations and certain liabilities of its Integrated Development Environment (“IDE”) tools business, which was operated as Borland’s CodeGear division, to Embarcadero Technologies, Inc. (“Embarcadero”). The closing of the sale was pursuant to the Purchase Agreement entered into by Borland and Embarcadero and certain of Borland’s foreign subsidiaries on May 6, 2008, as described in the Form 8-K filed by Borland with the Securities and Exchange Commission on May 7, 2008.
The total consideration was $29.8 million less the estimated amount of the accounts receivable at closing, which was approximately $5.6 million, and less the estimated working capital adjustment of approximately $3.5 million, which resulted in Borland receiving approximately $20.7 million in cash. The consideration is subject to adjustment for working capital and certain expenses.
Pursuant to the Purchase Agreement, on June 30, 2008, the parties entered into several ancillary agreements, including:
     (i) a patent assignment agreement, whereby Borland assigned 34 of its patents which pertain solely or substantially to the CodeGear business;
     (ii) a patent license, whereby Borland granted to Embarcadero a non-exclusive license restricted to a certain field of use;
     (iii) a technology cross-license agreement, which provides for licenses to and from the parties for software and tools used in both the CodeGear and Borland’s retained business;
     (iv) a services agreement which obligates Embarcadero to provide software license management application services to Borland following the closing, which will be necessary because Borland will transfer to Embarcadero the software license management application it uses for certain of its products;
     (v) copyright, trademark and domain name assignment agreements, which provided for the assignment of copyrights, trademarks and domain names used primarily in the CodeGear business;
     (vi) an occupancy agreement, which will provide for the sublease by Borland of facilities used in the CodeGear business; and
     (vii) a transition services agreement, which will obligate Borland to provide services to Embarcadero for a limited time to assist with the transition of the CodeGear business from Borland to Embarcadero.
Item 2.05 Costs Associated with Exit or Disposal Activities.
As a result of the closing of the sale of the CodeGear assets from Borland to Embarcadero, as described in Item 2.01 described above, which is incorporated herein by reference, Borland expects to incur restructuring costs consisting of facilities costs and transaction costs, including attorneys and investment advisor fees, in the ranges set forth below:
Range of expected facilities costs: $2,100,000 to $2,700,000
Range of expected transaction costs: $1,100,000 to $1,700,000
     Total Range of Expected Costs: $3,200,000 to $4,400,000
Item 9.01. Financial Statements and Exhibits.
The attached unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 have been prepared to present our results of operations as if the sale of the CodeGear division had occurred on January 1, 2007. The unaudited pro forma condensed balance sheet as of March 31, 2008 has been prepared to present our financial position as if the sale of the CodeGear assets had occurred on March 31, 2008.
These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations of Borland as of such dates or for such periods, nor are they necessarily indicative of future results. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with Borland’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis included in Borland’s Annual Report on Form 10-K for the year ended December 31, 2007.

EXHIBIT
NO.	DESCRIPTION

99.1	Unaudited pro forma condensed consolidated financial statements, including:
(i) Unaudited pro forma historical revenue for the three months ended March 31, 2008 and the years ended December 31, 2007, 2006 and 2005;
(ii) Unaudited pro forma condensed statement of operations for the three months ended March 31, 2008 and the year ended December 31, 2007;
(iii) Unaudited pro forma condensed consolidated balance sheet as of March 31, 2008;
(iv) Notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
By:	/s/ Erik Prusch
Erik Prusch
Chief Financial Officer

Date: July 7, 2008

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION

99.1	Unaudited pro forma condensed consolidated financial statements, including:
(i) Unaudited pro forma historical revenue for the three months ended March 31, 2008 and the years ended December 31, 2007, 2006 and 2005;
(ii) Unaudited pro forma condensed statement of operations for the three months ended March 31, 2008 and the year ended December 31, 2007;
(iii) Unaudited pro forma condensed consolidated balance sheet as of March 31, 2008;
(iv) Notes to the unaudited pro forma condensed consolidated financial statements.